UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 28, 2025
Date of Report (date of earliest event reported)

GENUINE PARTS COMPANY
(Exact name of registrant as specified in its charter)

GA		001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA,	GA		30339
(Address of principal executive offices)			(Zip Code)

(678) 934-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2025, Genuine Parts Company (the "Company") issued a press release announcing that its shareholders elected Ms. Laurie Schupmann as a new director of the Company. Additionally, Ms. Elizabeth W. Camp, Mr. Gary P. Fayard, Mr. John D. Johns and Ms. Wendy B. Needham have retired as directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company's 2025 Annual Meeting of Shareholders was held on April 28, 2025 to: (1) elect each of the nominees to serve as directors of the Company with terms to expire at the 2026 Annual Meeting of Shareholders; (2) approve, on an advisory basis, the compensation of the Company’s named executive officers; (3) approve an amendment to the Company's amended and restated articles of incorporation to implement a plurality voting standard in contested director elections and remove obsolete director classification provisions; (4) ratify the selection of Ernst & Young LLP as independent auditors of the Company for fiscal 2025, and (5) vote on a shareholder proposal seeking a report on the effectiveness of the Company's diversity, equity and inclusion efforts.

The results of the vote of the Company's shareholders for each proposal:

Proposal 1: The following nominees were elected to serve as members of the Company's Board of Directors until the 2026 Annual Meeting of Shareholders:

Name	For	Against	Abstain	Broker Non-Votes
Richard Cox, Jr.	108,539,235	595,233	136,548	13,182,437
Paul D. Donahue	104,993,434	4,134,171	143,411	13,182,437
P. Russell Hardin	98,287,269	10,847,039	136,708	13,182,437
John R. Holder	100,669,720	8,460,971	140,325	13,182,437
Donna W. Hyland	106,567,513	2,544,639	158,864	13,182,437
Jean-Jacques Lafont	107,751,918	1,356,164	162,934	13,182,437
Robert C. “Robin” Loudermilk, Jr.	91,902,699	16,941,609	426,708	13,182,437
Juliette W. Pryor	106,726,836	2,317,895	226,285	13,182,437
Darren Rebelez	106,434,362	2,643,863	192,791	13,182,437
Laurie Schupmann	108,304,074	809,115	157,827	13,182,437
William P. Stengel, II	107,680,060	1,451,559	139,397	13,182,437
Chuck K. Stevens, III	108,639,345	494,546	137,125	13,182,437

Proposal 2: An advisory vote on the compensation of the Company's named executive officers was approved.

For	Against	Abstain	Broker Non-Votes
103,105,776	5,902,930	262,310	13,182,437

Proposal 3: An amendment to the Company's amended and restated articles of incorporation to implement a plurality voting standard in contested director elections and remove obsolete director classification provisions was approved.

For	Against	Abstain	Broker Non-Votes
108,657,679	442,584	170,753	13,182,437

Proposal 4: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2025 was ratified.

For	Against	Abstain	Broker Non-Votes
116,770,313	5,548,254	134,886	—

Proposal 5: A shareholder proposal seeking a report on the effectiveness of the Company's diversity, equity and inclusion efforts was rejected.

For	Against	Abstain	Broker Non-Votes
19,248,383	84,672,725	5,349,908	13,182,437

Item 8.01 Other Events

On April 28, 2025, the Board of Directors of the Company declared a regular quarterly cash dividend of one dollar and three cents ($1.03) per share on the Company’s common stock. The dividend is payable on July 2, 2025 to shareholders of record on June 6, 2025.

A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 29, 2025
104	The cover page from this current report on Form 8-K, formatted in inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date: April 29, 2025	By:	/s/ Bert Nappier

Name: Bert Nappier
Title: Executive Vice President and CFO